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Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report on Form 11-K of the EarthLink, Inc. 401(k) Plan (the "Plan") for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Lee Adrean, Chief Financial Officer of EarthLink, Inc., Plan Administrator, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that:

  (1)
  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/ LEE ADREAN

Lee Adrean
Chief Financial Officer
EarthLink, Inc., as Plan Administrator
June 26, 2003

A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.

This certificate is being submitted in accordance with the procedure provided in Section III of SEC Release No. 33-8212, 34-47551, IC-25967 (March 21, 2003) for treatment as a document "accompanying" the Annual Report on Form 11-K to which it is attached and not as a document "filed" as a part of such Annual Report. This certificate shall not be deemed incorporated by reference into any of EarthLink, Inc.'s Securities Act registration statements.

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CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002